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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Cumulus Media Inc.:

     We consent to incorporation by reference in the registration statements on Form S-8 (Nos. 333-68487, 333-58969, 333-62538 and 333-62542) and Form S-3
(No. 333-94323) of Cumulus Media Inc. of our report dated February 15, 2002, relating to the consolidated balance sheets of Cumulus Media Inc. and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended, and the related schedule, which report appears in the December 31, 2001 Annual Report on Form 10-K of Cumulus Media Inc.

                                          /s/ KPMG LLP

Chicago, Illinois
February 28, 2002